                                                                EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT



         As of the filing of this Report, DynamicWeb Enterprises, Inc. has the following subsidiaries:

Name of Subsidiary                                  State of Incorporation
------------------                                  ----------------------
DynamicWeb Transaction Systems, Inc.                      Delaware

Megascore, Inc.                                           Delaware

Software Associates, Inc.                                New Jersey